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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated October 18, 1996, except for Note 5, as to which the date is September 12, 1997, included in the Registration Statement (Form S-2) and related Prospectus of Rochester Medical Corporation dated September 26, 1997.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 26, 1997